UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2014

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-83780	54-1013306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Chief Financial Officer

On September 17, 2014, SRA International, Inc. (the “Company”) announced that David F. Keffer, age 36, has been appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company effective immediately. Mr. Keffer joined the Company in 2003 and most recently served as its Acting Chief Financial Officer from May 2014 to the present and Vice President and Corporate Controller from June 2013. From 2011 to 2013, Mr. Keffer was the Chief Financial Officer of SRA’s National Security Sector. Prior to this position he served as a Strategic Acquisition Executive in SRA's Corporate Growth organization from 2009 to 2011 and Director of Investor Relations and Vice President from 2006 to 2009. Mr. Keffer holds a B.B.A. in Finance from Georgetown University and a M.B.A. from the University of Virginia.

Mr. Keffer will receive an annual base salary of $305,000. In addition, Mr. Keffer will be granted 100 restricted stock shares and 500 service options and 500 performance options in Sterling Holdco Inc., the indirect parent of the Company, with an exercise price equal to $1,000 per share. The service options will vest 20% per year over 5 years. For the year ending June 30, 2015, Mr. Keffer will be eligible for a $244,000 annual bonus target subject to the terms of the Company’s annual cash incentive plan.

The Company entered into an Enhanced Severance Eligibility Agreement with Mr. Keffer, effective as of September 17, 2014. Pursuant to the terms of his Enhanced Severance Eligibility Agreement, Mr. Keffer is not entitled to any payments in the event of his termination from the Company, except in the event of a change in control. Mr. Keffer has agreed to protection of proprietary Company information and a nonsolicitation obligation.

(c)	Principal Accounting Officer

On September 17, 2014, the Company announced that Ms. Theresa D. Golinvaux, age 39, has been appointed as the Principal Accounting Officer and Corporate Controller effective immediately. Ms. Golinvaux previously served as Vice President and Assistant Controller – Financial Reporting from August 2013 through September 2014 and as Group Controller for the National Security Sector from 2009 through August 2013. Ms. Golinvaux is a Certified Public Accountant and has a B.B.A. in Accounting from James Madison University.

Ms. Golinvaux will receive an annual base salary of $235,000. In addition, Ms. Golinvaux will be granted 122 service options and 122 performance options in Sterling Holdco Inc., the indirect parent of the Company with an exercise price equal to $1,000 per share. For the year ending June 30, 2015, Ms. Golinvaux will be eligible for a $105,750 annual bonus target subject to the terms of the Company’s annual cash incentive plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit

99.1	A copy of the press release dated September 17, 2014, announcing the appointments of Mr. Keffer and Ms. Golinvaux is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: September 17, 2014	/S/ WILLIAM L. BALLHAUS
William L. Ballhaus
President & Chief Executive Officer